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Exhibit 2.1:
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                    Agreement and Plan of Merger between C. H. Heist Corp. and
                    Ablest Inc.





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                          AGREEMENT AND PLAN OF MERGER

         AGREEMENT AND PLAN OF MERGER approved on __________, 2000, by C.H. Heist Corp., a business corporation organized under the laws of the State of New York, and by its Board of Directors on said date ("Heist"), and approved on ______________, 2000, by Ablest Inc., a business corporation organized under the laws of the State of Delaware, and by its Board of Directors on said date ("Ablest").

         1. Pursuant to the provisions of the New York Business Corporation Law and the provisions of the Delaware General Corporation Law, Heist shall be merged with and into Ablest, which shall be the surviving corporation upon the effective date of the merger and which is sometimes hereinafter referred to as the "surviving corporation", and which shall continue to exist as said surviving corporation under its present name pursuant to the provisions of the laws of Delaware. The separate existence of Heist, which is sometimes referred to as the "terminating corporation", shall cease upon the effective date of the merger in accordance with the provisions of the New York Business Corporation Law.

         2. The certificate of incorporation of the surviving corporation upon the effective date of the merger in Delaware shall be the certificate of incorporation of said surviving corporation; and said certificate of incorporation shall continue in full force and effect until amended and changed in the manner prescribed by the provisions of the laws of Delaware.

         3. The by-laws of the surviving corporation upon the effective date of the merger in Delaware will be the by-laws of said surviving corporation and will continue in full force and effect until changed, altered, or amended as therein provided and in the manner prescribed by the provisions of the laws of Delaware.

         4. The directors and officers in office of the terminating corporation upon the effective date of the merger shall be the members of the Board of Directors and the officers of the surviving corporation, all of whom shall hold their directorships and offices until the election and qualification of their respective successors or until their tenure is otherwise terminated in accordance with the by-laws of the surviving corporation.

                  (i) The number of outstanding shares of Ablest is 100 shares of common stock, $.01 par value, all of which are owned by Heist.

                  (ii) The number of outstanding shares of the terminating corporation is 2,881,678 shares of common stock, $.05 par value per share, all of which are entitled to vote.

                  (iii) Each issued share of common stock of the terminating corporation shall, upon the effective date of the merger, be converted into one share of common stock of the surviving corporation.

                  (iv) The issued shares of the surviving corporation owned by Heist shall be canceled as of the effective date of the merger.

         5. The Agreement and Plan of Merger herein made and approved shall be submitted to the shareholders of the terminating corporation for their approval or rejection in the manner prescribed by the provisions of the New York Business Corporation Law, and the merger of the terminating corporation with and into the surviving corporation shall be authorized in the manner prescribed by the Delaware General Corporation Law.

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         6. In the event that the Agreement and Plan of Merger shall have been approved by the shareholders of the terminating corporation in the manner prescribed by the provisions of the New York Business Corporation Law, and in the event that the merger of the terminating corporation with and into the surviving corporation shall have been duly authorized in compliance with the laws of Delaware, the terminating corporation and the surviving corporation hereby stipulate that they will cause to be executed and filed or recorded any document or documents prescribed by the laws of the State of New York and Delaware, and that they will cause to be performed all necessary acts therein and elsewhere to effectuate the merger.

         7. The Board of Directors and the proper officers of the terminating corporation and of the surviving corporation, respectively, are hereby authorized, empowered and directed to do any and all things, and to make, execute, deliver, file, or record any and all instruments, papers, and documents which shall be or become necessary, proper, or convenient to carry out or put into effect any of the provisions of this Agreement and Plan of Merger or of the merger herein provided for.

         8. The effective date in New York and in Delaware of the merger herein provided for shall be the date of filing of the Certificate of Merger.

         IN WITNESS WHEREOF, each of the constituent corporations are executing this Agreement and Plan of Merger on __________________, 2000.


                                      C.H. HEIST CORP.


                                      By:
                                         --------------------------------
                                      Name:
                                           ------------------------------
                                      Title:
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                                      ABLEST INC.


                                       By:
                                          --------------------------------
                                       Name:
                                            ------------------------------
                                       Title:
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